Exhibit 99.1

Oportun Provides Updates on Leadership Transition

Kate Layton and Gaurav Rana to jointly lead Oportun on an interim basis as Board of Directors advances CEO search

SAN MATEO, Calif., April 2, 2026 (GLOBE NEWSWIRE) — Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” or the “Company”), a mission-driven financial services company, today announced that Kate Layton and Gaurav Rana will assume interim leadership of the company through a joint Office of the CEO, effective April 4, 2026, following the previously announced departure of Raul Vazquez as Chief Executive Officer and a member of Oportun’s Board of Directors (the “Board”). Ms. Layton and Mr. Rana will continue in their current roles as Chief Legal Officer and Corporate Secretary and General Manager of Lending, respectively, as they assume their new responsibilities while the Board completes its search for a permanent CEO. Mr. Vazquez will serve as an advisor to the Company until July 3, 2026, to ensure a smooth and orderly transition.

Louis P. Miramontes, Lead Independent Director of Oportun, commented, “We continue to make good progress in our CEO selection process, and we have engaged with a compelling list of candidates. Meanwhile, the Board and I are pleased that Kate and Gaurav are assuming interim leadership of Oportun. They are exceptional leaders with deep understanding of our business and a shared commitment to our mission and our members.”

Kate Layton has served as Chief Legal Officer and Corporate Secretary of Oportun since July 2023. Ms. Layton has been with the Company since 2015 and previously served as Deputy General Counsel and Corporate Secretary. Before joining Oportun, Ms. Layton was a Senior Corporate Counsel at ServiceNow, and prior to moving in-house was an attorney at Simpson Thacher & Bartlett LLP and McDermott Will & Emery LLP.

Gaurav Rana has served as Senior Vice President and General Manager of Lending at Oportun since February 2024. Mr. Rana joined Oportun in 2017 as Head of Data and Analytics and has extensive experience in financial services, including leading customer strategy and product analytics in Capital One’s Credit Card and Retail Banking divisions and serving in senior roles in the financial services practice at McKinsey & Company.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $21.8 billion in responsible and affordable credit, saved its members more than $2.5 billion in interest and fees, and helped its members set aside an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied, including those related to successful leadership integration, execution of business strategies, and other factors described in reports we file from time to time with the SEC, including Forms 8-K, 10-Q and 10-K. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investor Contact

Dorian Hare

(650) 590-4323

ir@oportun.com

Media Contact

FGS Global

John Christiansen / Bryan Locke

Oportun@fgsglobal.com